March 10, 2008

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re:	Superior Oil and Gas Co.
SEC File No. 000-50173

Commissioners:

We have read Superior Oil and Gas Co.’s statements included under Item 4.01 of its Form 8-K for December 31, 2007 and we agree with such statements concerning our firm.

/s/ Sutton Robinson Freeman & Co.

Sutton Robinson Freeman & Co., P.C.